Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-13381) pertaining to the Diamond Home Services, Inc. Incentive Stock Option Plan and the Diamond Home Services, Inc. 1996 Nonemployee Director Stock Option Plan of Diamond Home Services, Inc. of our report dated February 20, 1998, with respect to the consolidated financial statements of Diamond Home Services, Inc. incorporated by reference in the 1997 Annual Report (Form 10-K) for the year ended December 31, 1997.




Chicago, Illinois
March 26, 1998